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Exhibit 10.4

VARIABLE PRODUCTS
DISTRIBUTION AGREEMENT

        This Variable Products Distribution Agreement ("Agreement") is effective as of the 12th day of December, 2003, by and among Minnesota Life Insurance Company ("Company"), Securian Financial Services, Inc. ("Distributor"), a broker-dealer registered with the Securities and Exchange Commission ("SEC") under the Securities and Exchange Act of 1934 ("1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD") and Waddell & Reed, Inc. ("Broker-Dealer"), which is also a broker-dealer registered with the SEC under the 1934 Act and a member of the NASD, and any and all undersigned insurance agency affiliates ("Affiliated Agencies") of Broker-Dealer.

        WHEREAS, Broker-Dealer distributes an insurance-only mutual fund with multiple portfolios available to be offered as underlying investment options in variable insurance products (the "W&R Target Funds"); and

        WHEREAS, the Company proposes to develop "private label" variable annuity contracts, as described on Schedule A hereto, as amended from time to time, which will offer W&R Target Funds as underlying investment options as well as fixed income investment options utilizing the Company's general account and guaranteed term account (the "Variable Annuity Products"); and

        WHEREAS, Broker-Dealer desires that the Company develop the Variable Annuity Products for Broker-Dealer's exclusive use; and

        WHEREAS, Company also offers certain variable life insurance policies which will offer W&R Target Funds along with other investment choices as underlying investment options (the "Variable Life Products"), as listed on Schedule A hereto as the same may be amended from time to time; and

        WHEREAS, the Variable Annuity Products and the Variable Life Products are considered to be securities under the Securities Act of 1933 and Distributor is the principal underwriter of such securities; and

        WHEREAS, Broker-Dealer is a broker-dealer engaged in the sale of securities and other investment products, including variable insurance products, and Broker-Dealer and/or its Affiliated Agencies are licensed in certain states as insurance agencies, and Broker-Dealer desires to solicit sales of the Variable Annuity Products and the Variable Life Products; and

        WHEREAS, Company and Distributor, in their individual capacities, propose to authorize Broker-Dealer and any undersigned Affiliated Agencies, acting through registered representatives who are associated persons of Broker-Dealer and appointed by Company as individual insurance agents ("Registered Representatives"), to solicit sales of the Variable Annuity Products and ongoing purchase payments to the Variable Annuity Products; and

        WHEREAS, it is contemplated by the parties that at some time during the term of the Agreement, Company and Distributor, in their individual capacities, may authorize Broker-Dealer and any undersigned Affiliated Agencies, acting through Registered Representatives, to solicit sales of the Variable Life Products and ongoing premium payments to the Variable Life Products;

        NOW THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, including the Schedule(s) as amended from time to time, the parties agree to the following:

I. CONTRACTS

        (a)    Development of Variable Annuity Products.    Company agrees to develop a variable deferred annuity product at its own cost, with product features and compensation rates acceptable to Company and Broker-Dealer, to register it under the Securities Act of 1933, to develop the systems necessary to issue and administer the product, and to file the product with the appropriate insurance departments, no later than May 1, 2004. Broker-Dealer agrees to provide reasonable and timely cooperation to

Company in the development of the product. Company agrees to provide sufficient resources to develop, issue, and administer the product and any other Variable Annuity Products and Variable Life Products made available to Broker-Dealer by Company during the term of this Agreement. Upon completion of the development of the product, the Company and Distributor agree to offer the product exclusively through Broker-Dealer during the term of this Agreement. Broker-Dealer may propose subsequent enhancements to the product, but such enhancements shall be developed, registered and filed only if agreed to by Company. Subsequent Variable Annuity Products will be developed, registered and filed based on mutual agreement of the parties.

        (b)    "Contracts" Defined. "Contracts", as used in this Agreement, means the insurance products (including annuity products) listed on Schedule A, as amended by mutual agreement of the parties from time to time.

II.    EXCLUSIVITY AND MARKETING AGREEMENTS

        (a)    Co-Exclusive Provider.    Except as otherwise provided herein, Company shall be a co-exclusive provider to Broker-Dealer of variable annuities and variable life products, whether group or individual, during the term of this Agreement, along with Nationwide Life Insurance Company and Nationwide Life & Annuity Insurance Company (the "Nationwide Companies"). Broker-Dealer will not offer variable annuities or variable life products underwritten by any other insurer, whether group or individual, except as otherwise provided herein. Notwithstanding the foregoing, this exclusivity provision will not apply to:

          (1)    Clients transferring similar variable annuities or variable life products from another registered representative and/or broker-dealer to Broker-Dealer, but only to the extent of the transfer itself;

          (2)    Ongoing purchase payments into products issued by United Investors Life Insurance Company ("UILIC") prior to the date of this Agreement;

          (3)    Additions made by Broker-Dealer clients to products owned prior to the commencement of distribution of like Company products by Broker-Dealer pursuant to this Agreement;

          (4)    Sales made in New York;

          (5)    Sales made by new Broker-Dealer Registered Representatives to prospects in connection with non-Company products offered to the prospect prior to the engagement of the Registered Representative by Broker-Dealer; and

          (6)    Sales of variable life products issued by other life insurance companies where (A) the proposed product is materially different from any offered by Company, or the underwriting classification offered to the proposed insured is more favorable than that available from Company, and (B) each such sale is first approved in writing by Company.

        Broker-Dealer will make a good faith effort to monitor and report these exceptions to ensure that the principle of overall co-exclusivity is maintained.

        Company will provide sufficient resources to fulfill such product support and service level standards as may be mutually agreed to by the parties in writing. It is understood and agreed that Broker-Dealer's co-exclusivity obligations hereunder shall terminate at Broker-Dealer's option if there has been a material failure to meet such agreed-upon product support and service level standards and such failure is not cured by Company within sixty (60) days after Company's receipt of written notice thereof, or if Company or Distributor experiences a "change of control" involving an unaffiliated organization as defined in the separate Strategic Alliance Agreement, dated April 23, 2003, between Company and Distributor, and certain of their affiliates, and Broker-Dealer and certain of its affiliates.

        Notwithstanding the foregoing, if Broker-Dealer experiences a change of control involving an unaffiliated organization and such organization desires for Broker-Dealer to sell its products or the products of one or more of its affiliates ("Acquirer Products"), this exclusivity provision will not apply to the Acquirer Products. It is understood and agreed that if such a change of control should occur, and Broker-Dealer commences offering Acquirer Products, Broker-Dealer will use its best efforts to ensure that Company's products receive and maintain an equitable competitive position in Broker-Dealer's distribution system throughout the term of this Agreement. For purposes of this provision, an "equitable competitive position" shall mean the opportunity for Company to provide products with substantially similar costs, features, commissions, fund diversification and positioning as afforded to the Acquirer Products. In the event such a change of control occurs and Broker-Dealer commences offering Acquirer Products, the exception from this exclusivity provision identified above regarding a change of control at Company involving an unaffiliated organization, shall cease to apply.

        (b)    Marketing and Promotional Plans.    During the term of this Agreement, Broker-Dealer shall develop and implement comprehensive marketing and other promotional plans for the offer, sale and retention of the Contracts by Broker-Dealer and its Registered Representatives, and shall keep Company reasonably informed about such plans and their progress. Company and Distributor agree to assist in such marketing and promotional plans by making reasonable efforts to make appropriate sales personnel of Company and Distributor available to make wholesaling or other sales presentations to Broker-Dealer's senior marketing and distribution personnel. At all times during the term of this Agreement, Company and Distributor shall have authorized access to Broker-Dealer's proprietary distribution systems, its Registered Representatives and employees, which access shall not be less than the access provided to the Nationwide Companies or to UILIC. Company will be given the opportunity, on substantially equivalent terms and subject to substantially equivalent conditions, to communicate and/or interact with Broker-Dealer's Registered Representatives using methods and with frequency that is substantially equivalent to that available to the Nationwide Companies. Access to Broker-Dealer's proprietary distribution systems shall include the right of Company and Distributor to make presentations at all sales meetings sponsored or hosted by Broker-Dealer, including Broker-Dealer's national and regional conventions, that otherwise include presentations by third-party asset management companies or providers of insurance or investment products. Broker-Dealer agrees to waive general registration fees relating to Company and Distributor representatives attending and presenting at such sales meetings.

        (c)    Parity of Services to Co-Exclusive Providers. Broker-Dealer agrees that, at all times during the term of this Agreement, both the level of marketing and promotional services and the level of product and other administrative support services provided by Broker-Dealer to Company will be at least equal to the level of such services provided in each case by Broker-Dealer to the Nationwide Companies. Broker-Dealer shall provide Company with such relevant information as Company may reasonably request about the nature, scope and frequency of all marketing, promotional and administrative services provided by Broker-Dealer to the Nationwide Companies, and shall keep Company reasonably informed about changes in the levels of such services.

III.  APPOINTMENT AND AUTHORIZATION

        Company and Distributor hereby authorize and appoint Broker-Dealer, and any Affiliated Agency, to solicit sales of the Contracts and ongoing premium and purchase payments in all states where Company is authorized to do business and where Broker-Dealer, or, in accordance with Article IX, an Affiliated Agency, is properly licensed and appointed. Broker-Dealer and Affiliated Agencies accept such appointment and authorization, and each agrees to: (a) use its best efforts to find purchasers of the Contracts that satisfy Company's issue requirements; (b) provide ongoing service to such purchasers; and (c) where appropriate, make appropriate efforts to conserve and retain Contracts that are with Company. Company and Distributor agree that no Contracts sold by Broker-Dealer and/or an

Affiliated Agency shall be assigned or reassigned to another broker-dealer, agency or agent without the prior written consent of Broker-Dealer, except that such consent shall not be required if such assignment or reassignment is requested by the owner of a Contract without solicitation or encouragement by the Company, if Broker-Dealer's registration as a broker-dealer is suspended or terminated by the SEC, NASD or applicable state securities regulators and not promptly reinstated, or if Broker-Dealer's or an Affiliated Agency's insurance license is suspended or terminated by applicable state insurance regulators and not promptly reinstated..

IV.    LIMITATION OF AUTHORITY

        Broker-Dealer and each Affiliated Agency have the authority to represent Distributor and Company with respect to the Contracts only to the extent expressly granted in this Agreement and any amendments hereto. Broker-Dealer (or any affiliate) and any Registered Representatives shall not hold themselves out to be employees of Company or Distributor in any dealings with the Public. Broker-Dealer (or any Affiliated Agency) and any Registered Representatives shall be independent contractors as to Distributor and/or Company. Nothing contained herein is intended to create a relationship of employer and employee between Broker-Dealer (or any Affiliated Agency) and Distributor or Company or between Registered Representatives and Distributor or Company.

V. REPRESENTATIONS AND WARRANTIES

        (a)    Broker-Dealer and/or Affiliated Agency. Broker-Dealer and each Affiliated Agency represents and warrants as follows:

          (1)    Broker-Dealer, and any Affiliated Agency, represents and warrants that it and the officers signing this Agreement have full power and authority to enter into this Agreement, and that this Agreement has been duly executed by them and constitutes a legal, valid and binding agreement.

          (2)    Broker-Dealer represents and warrants that it is, and at all times when performing its functions and fulfilling its obligations under this Agreement will be, a registered broker-dealer under the 1934 Act, a member in good standing of the NASD, and is registered as a broker-dealer under state law to the extent necessary to perform the duties described in this Agreement. Broker-Dealer will notify Distributor immediately, in writing, if such registration is terminated or suspended, and shall take all reasonable actions to reinstate such registration. Broker-Dealer and each Affiliated Agency further represents and warrants to Company that Broker-Dealer and/or Affiliated Agency is a properly licensed insurance agency in each jurisdiction in which such licensing is required for purposes of receiving compensation in connection with the Contracts.

          (3)    Each Affiliated Agency represents and warrants to Company that Affiliated Agency is, and at all times when performing its functions and fulfilling its obligations under this Agreement will be, a properly licensed insurance agency in each jurisdiction in which such licensing is required for purposes of soliciting sales of the Contracts and receiving compensation in connection with the Contracts and for ongoing premiums or purchase payments thereon.

          (4)    Broker-Dealer represents and warrants that its Registered Representatives who will be soliciting applications for the Contracts are and will continue to be duly registered representatives associated with Broker-Dealer and that they will be representatives in good standing with accreditation as required by the NASD to sell the Contracts. Registered Representatives shall also have and maintain any required variable contract or other insurance license necessary for the sale of Contracts.

          (5)    Broker-Dealer represents and warrants that it will materially comply with all rules and regulations of the SEC and NASD governing the sale of the Contracts and all applicable state insurance laws, rules and regulations. Broker-Dealer further represents and warrants that it has in place and at all times during the term of this Agreement will maintain an adequate system to supervise the activities of its Registered Representatives and associated persons as required by NASD Conduct Rule 3010, as amended or interpreted from time to time, and that it is solely responsible for supervising the activities of its Registered Representatives and other associated persons in connection with the offer and sale of the Contracts or the conduct of business under this Agreement. Broker-Dealer and the Affiliated Agencies each represents and warrants that it will comply with all other applicable state and federal laws and the rules and regulations of governmental or regulatory agencies affecting or governing the sale of the Contracts including, but not limited to, those of the Department of Labor in connection with the sale of Contracts deemed subject to the Employee Retirement Income Security Act, and with all applicable rules and administrative procedures of the Company.

          (6)    Broker-Dealer represents and warrants that it has in place and will maintain at all times during the term of this Agreement suitable, adequate and comprehensive programs to ensure compliance with (A) all applicable anti-money laundering and customer identification laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act, as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act, its implementing regulations and related SEC and NASD rules, and (B) the economic sanctions programs administered by the U.S. Treasury Department's Office of Foreign Assets Control. Broker-Dealer agrees to provide Company or Distributor copies of such policies and procedures and otherwise to cooperate with Company's or Distributor's due diligence policies, which may include annual certifications by Broker-Dealer, periodic reviews of Broker-Dealer or other requests deemed necessary to ensure that Distributor and/or Company are also in compliance with such laws and regulations as they relate to the Contracts or the conduct of business under this Agreement.

        (b)    Company and/or Distributor. Company and Distributor each represents and warrants as follows:

          (1)    Company and Distributor each represent and warrant that they and the officers signing this Agreement have full power and authority to enter into this Agreement, and that this Agreement has been duly executed by them and constitutes a legal, valid and binding agreement.

          (2)    Distributor represents and warrants that it is a registered broker-dealer under the 1934 Act, a member in good standing of the NASD, and is registered as a broker-dealer under state law to the extent necessary to perform under this Agreement.

          (3)    Company represents and warrants to Broker-Dealer and Affiliated Agencies that Company is, and at all times when performing its functions and fulfilling its obligations under this Agreement will be, a properly licensed insurance company in each jurisdiction in which such licensing is required for purposes of issuing the Contracts and receiving ongoing premiums or purchase payments thereon.

          (4)    Company and Distributor each represents and warrants that it will materially comply with all rules and regulations of the SEC and NASD applicable to it governing the sale of the Contracts and all applicable state insurance laws, rules and regulations. Company and Distributor each represents and warrants that it will comply with all other applicable state and federal laws and the rules and regulations of governmental or regulatory agencies affecting or governing the sale of the Contracts including, but not limited to, those of the Department of Labor in connection with the sale of Contracts deemed subject to the Employee Retirement Income Security Act, and with all applicable rules and administrative procedures of the Company.

          (5)    Company and Distributor each represents and warrants that it has in place and will maintain at all times during the term of this Agreement suitable, adequate and comprehensive programs to ensure compliance with (A) all applicable anti-money laundering and customer identification laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act, as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act, its implementing regulations and related SEC and NASD rules, and (B) the economic sanctions programs administered by the U.S. Treasury Department's Office of Foreign Assets Control. Company and Distributor agree to provide Broker-Dealer copies of such policies and procedures and otherwise to cooperate with Broker-Dealer's due diligence policies, which may include annual certifications by Company and Distributor, periodic reviews of Company and Distributor or other requests deemed necessary to ensure that Broker-Dealer is also in compliance with such laws and regulations as they relate to the Contracts or the conduct of business under this Agreement.

VI.   LICENSING AND/OR APPOINTMENT OF REGISTERED REPRESENTATIVES

        (a)    Designation of Registered Representatives.    Company hereby authorizes Broker-Dealer and, where appropriate, any Affiliated Agency, to designate Registered Representatives who are associated persons of Broker-Dealer for appointment by Company as individual insurance agents, for the purpose of soliciting sales of the Contracts. Broker-Dealer and Affiliated Agencies shall not recommend a Registered Representative for appointment by Company unless such Registered Representative is duly licensed as an insurance agent in the state(s) in which it is proposed that such Registered Representative will solicit sales of the Contracts. Registered Representatives must specify with each Contract application, the Broker-Dealer and/or Affiliated Agency on whose behalf the application has been solicited. If a Registered Representative is no longer to be treated as the agent of record on a Contract by Broker-Dealer, Broker-Dealer must immediately notify Company in writing and, within thirty (30) business days of such notice, identify a Registered Representative of Broker-Dealer who will act as the substitute agent of record.

        (b)    Appointment by Company.    Company shall appoint Registered Representatives designated by Broker-Dealer, except that Company, at its reasonable discretion, reserves the right to refuse to appoint any Registered Representative or, once appointed, to terminate or refuse to renew any Registered Representative's appointment with Company. Company shall pay only those costs of initial and renewal appointments which are in accordance with Company's internal policies regarding the payment of such appointment costs, as provided in writing to Broker-Dealer and amended from time to time by Company. By written notice to Broker-Dealer, Company may require Broker-Dealer to cause Registered Representatives to cease soliciting Contracts and additional premiums or purchase payments thereon on behalf of Company or require Broker-Dealer to cancel the appointment by Company of any Registered Representatives.

        (c)    Notice of Discipline, Suspension or Termination.    Broker-Dealer shall notify Company immediately in writing if any Registered Representative appointed by Company ceases to be a Registered Representative of Broker-Dealer, is disciplined or suspended by the NASD, or ceases to be properly licensed or is the subject of a disciplinary proceeding in any state.

        (d)    Due Diligence on Registered Representatives. Broker-Dealer and any Affiliated Agency represent, warrant and certify that, on their own behalf, and as agent on behalf of Company, each: (1) has performed due diligence in compliance with applicable state law and has duly investigated and performed a thorough background check into the character and fitness of any Registered Representatives designated for appointment by Company; (2) is not aware of any felony or misdemeanor convictions of such Registered Representatives in the last 10 years arising out of conduct involving embezzlement, fraudulent conversion or misappropriation of funds or securities, or involving violations of !!1341, 1342, or 1343 of Title 18 of the United States Code or any subsequent amendments thereto; and (3) is satisfied that each such Registered Representative that Broker-Dealer and/or Affiliated Agency has designated is trustworthy, financially responsible, in good business standing and competent for appointment to act as an individual insurance agent of Company. If needed to comply with any statute, regulation, request from a regulator having jurisdiction over Company or order from a court of competent jurisdiction, Broker-Dealer and Affiliated Agency agree to provide Company with copies of any and all background check reports and any additional documentation in connection with the investigation into the background of the designated Registered Representative.

        (e)    Authority of Registered Representatives.    Registered Representatives who are duly licensed as insurance agents and appointed by Company shall have authority to solicit sales of the Contracts and additional premiums and purchase payments thereon.

        (f)    Assistance by Broker-Dealer with Appointments.    Broker-Dealer and any Affiliated Agency agree to assist Company in appointing insurance licensed Registered Representatives under applicable state insurance laws. Broker-Dealer and Affiliated Agency also agree to comply with Company's requirements regarding the submission of licensing or other appointment documentation for proposed Registered Representatives.

VII. BROKER-DEALER AND/OR AFFILIATED AGENCY OBLIGATIONS

        (b)    Training and Supervision. Broker-Dealer has sole responsibility for the training and supervision of all registered representatives and any other persons associated with Broker-Dealer or affiliated agency who are engaged, directly or indirectly, in the offer or sale of the contracts, except that company and distributor shall provide their customary contract-related training. Broker-Dealer shall, during the term of the agreement, establish and implement reasonable rules and procedures for periodic inspection and diligent supervision of all sales practices of its Registered Representatives and associated persons, including procedures for monitoring ongoing compliance by such individuals with applicable nasd rules and Federal and State Laws, Rules and Regulations. Neither company nor distributor shall have any responsibility for the supervision and conduct of Registered Representatives.

        (b)    Solicitation of Contracts.    Before Registered Representatives begin soliciting sales of the Contracts, and continuously thereafter, Broker-Dealer and Affiliated Agency must ensure that the Registered Representatives are: (1) an associated person of Broker-Dealer; (2) licensed, registered or otherwise qualified under applicable federal and state laws to engage in such activities and any applicable NASD registration; and (3) trained in the sale of the such Contracts. Broker-Dealer must also ensure that its Registered Representatives only solicit sales of the Contracts in states where the Contracts are approved for sale in accordance with applicable state and federal laws. Broker-Dealer shall be notified by Company or Distributor of the availability of the Contracts in each state.

        Broker-Dealer and Affiliated Agency shall review all applications, enrollment forms or other forms seeking Contracts, additional coverage or reinstatement of coverage under a Contract for completeness and accuracy. Broker-Dealer will promptly, but in no case later than the end of the next business day following receipt by Broker-Dealer's home office, forward to Company all complete and correct applications, forms and/or other required documentation, together with any payments received with the such forms, without deduction for compensation due hereunder to Broker-Dealer or any Affiliated Agency.

        All requests for Contracts, additional coverage, or reinstatement of coverage are subject to Company's acceptance. Company reserves the right, in its sole discretion, to reject any such request and refund or return any payment made thereon. Company also reserves the right to prescribe conditions, rules, and regulations for the offer and acceptance of its Contracts, including additional coverage thereon or reinstatement of coverage, which may be changed from time to time. Company will forward changes to such conditions, rules, and regulations to Broker-Dealer or Affiliated Agency at their last known mailing address.

        (c)    Delivery of Contracts.

          (1)    Contracts Delivery Requirements—Option One. Company will forward Contracts, once issued, to Broker-Dealer for delivery to the Contract owner according to procedures established by Company, unless Company and Broker-Dealer have agreed that Contracts will be forwarded directly to Registered Representatives' division offices for delivery to the Contract owner. Broker-Dealer or Registered Representative shall deliver each such Contract to the respective Contract owner within a reasonable time after receipt by Broker-Dealer or Registered Representative. Broker-Dealer or Registered Representative shall also obtain each Contract owner's signature on a written receipt acknowledging delivery of the Contract and the date thereof, and shall immediately forward to Company a copy of such signed receipt. Broker-Dealer shall be liable to Company for any loss incurred by Company (including consequential damages and regulatory penalties) due to any delay by Broker-Dealer or its Registered Representative in delivering such Contract. Notwithstanding the above obligation, Company reserves the right to transmit Contracts and other documentation directly to the Contract owner.

          (2)    Contracts Delivery Requirements—Option Two.    As an alternative to the Contracts delivery requirements of the foregoing paragraph, Broker-Dealer may elect to have all Contracts transmitted by the Company directly to the Contract owners. To exercise such option, Broker-Dealer shall provide at least thirty (30) days advance written notice to:

Individual Insurance Services Minnesota Life Insurance Company 400 Robert Street North St. Paul, MN 55101 Attention: Dick Lee
with copy to:
Law Department Minnesota Life Insurance Company 400 Robert Street North St. Paul, MN 55101 Attention: Dwayne Radel

        (d)    No Misrepresentation or Churning.    Broker-Dealer, its Registered Representatives, and Affiliated Agencies, in connection with soliciting sales of the Contracts or soliciting additional premiums, purchase payments, or other transactions under a Contract, shall not give any information or make any representations or statements concerning the Contracts which are materially misleading or omit to state material facts necessary in order to make the statements made not misleading, or which are not contained in or otherwise consistent with information or representations contained in the prospectus, statement of additional information and registration statement for the Contracts, or in reports or proxy statements thereof, or in promotional, sales or advertising material or other information supplied and approved in writing by Company for such use. Broker-Dealer, its Registered Representatives, and Affiliated Agencies may not modify or represent that they may modify any such prospectus, statement of additional information, registration statement, Contract, promotional, sales or advertising materials.

        Neither Broker-Dealer nor any Registered Representative shall make any misrepresentation or incomplete comparison of products for the purpose of inducing a customer to lapse, forfeit or surrender customer's current insurance in favor of purchasing a Contract.

        (e)    Prospectus Delivery and Securities Suitability Requirements.    Broker-Dealer shall ensure that its Registered Representatives comply with the prospectus delivery requirements under the Securities Act of 1933. In addition, Broker-Dealer shall ensure that its Registered Representatives shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase is suitable for such applicant, in accordance with the suitability requirements of the 1934 Act and NASD Conduct Rule 2310 as the same may be amended or interpreted from time to time. Broker-Dealer shall ensure that each application is completed with a Registered Representative's report indicating suitability, including any required and necessary customer information, and is subjected to a review process in compliance with NASD Conduct Rule 3010, as the same may be amended or interpreted from time to time. Each application shall bear evidence of approval by one of Broker-Dealer's principals, indicating that it has been reviewed and approved for suitability.

        (f)    Insurance Suitability and Replacement.    Broker-Dealer and each Affiliated Agency shall ensure that Registered Representatives shall not make recommendations to purchase a Contract except in accordance with the suitability requirements set forth in any state insurance law or regulation governing the offer and sale of the Contracts.

        Broker-Dealer and Affiliated Agency shall also establish and maintain a system of supervision and control to ensure that they and the Registered Representatives are in compliance with the requirements of all state insurance regulations governing the replacement of variable life insurance policies and variable annuity contracts. Such system of supervision and control shall include, at a minimum, procedures to (1) inform Registered Representatives of the requirements of such replacement regulations; (2) provide to each Registered Representative a written statement of the Broker-Dealer's position with respect to the acceptability of replacements, including guidance as to the circumstances in which replacement transactions are appropriate; (3) review the appropriateness of each replacement transaction; and (4) establish procedures to monitor for compliance by Registered Representatives with Company's replacement policies and procedures as communicated to Broker-Dealer and Affiliated Agency by Company. Company shall provide all disclosure and other forms and statements required to be provided to purchasers of Contracts by applicable state insurance laws and regulations and ensure that all required insurance forms are completed prior to processing purchase applications.

        (g)    Advertising and Promotional Material.    Broker-Dealer, its Registered Representatives, and Affiliated Agencies shall not use or distribute, in writing or electronically, any advertisement or sales literature, as defined in Section 2210 of the NASD Conduct Rules or applicable state insurance law, relating to the Contracts, unless the specific item has been provided by Company or Distributor or has first been approved for use in writing by Company or Distributor. Company and Distributor reserve the right to recall any material provided by them at any time for any reason, and Broker-Dealer and each Affiliated Agency shall promptly comply with any such request for the return of material and shall not use any such material thereafter. Additionally, Broker-Dealer or Affiliated Agency must return all manuals, forms, supplies, and any other properties furnished by Company or Distributor immediately upon termination of this Agreement. Broker-Dealer, its Registered Representatives, and Affiliated Agencies shall also comply with IM-2210-2 of the NASD Conduct Rules regarding communications with the public about the Contracts.

Broker-Dealer and Affiliated Agencies are responsible for supervising and reviewing Registered Representatives' use of sales literature and advertising and all other communications with the public related to the Contracts. No sales solicitation, including the delivery of supplemental sales literature or other materials, shall occur, be delivered to, or used with a prospective purchaser unless accompanied or preceded by the appropriate then current Contract prospectus (including any required prospectuses for underlying investment funds), unless such material is not required to be so presented.

        (h)    Recordkeeping.    Broker-Dealer shall maintain such records as are required of it by applicable laws and regulations. The books, accounts and records maintained by Broker-Dealer that relate to the sale of the Contracts, or dealings with the Company and/or Distributor with regard to Contracts, shall be maintained so as to clearly and accurately disclose the nature and details of each transaction.

        Each party hereto shall have the right, during normal business hours and upon ten (10) days prior written notice, to audit and inspect the books and records of another party relating solely to the sale of the Contracts. Such books and records will be complete and kept at such party's principal place of business in a good and legible condition for the period proscribed by applicable laws and regulations, during which time this audit right shall continue.

        (i)    Refund of Compensation.    Broker-Dealer and each Affiliated Agency agrees to repay Company the total amount of any compensation which may have been paid to it within thirty (30) business days of notice of the request for such refund should Company for any reason return any premium or purchase payment on a Contract which was solicited by a Registered Representative of Broker-Dealer. Company shall have the right to offset any such compensation required to be refunded against amounts otherwise payable hereunder by Company.

        (j)    Premium Payments and Collection.    All premium or purchase payments (hereinafter collectively referred to as "Payments") are the property of Company and shall be transmitted to Company by Broker-Dealer or Affiliated Agency promptly upon receipt by Broker-Dealer or Affiliated Agency or any Registered Representative in accordance with Company's administrative procedures. Unless there is a separate written agreement in effect between Company and Broker-Dealer or Affiliated Agency authorizing the netting of compensation payable by Company hereunder, Broker-Dealer or Affiliated Agency may not deduct from or offset against any Payment the amount of any compensation claimed hereunder by Broker-Dealer or Affiliated Agency. CUSTOMER CHECKS SHALL BE MADE PAYABLE TO THE ORDER OF "MINNESOTA LIFE INSURANCE COMPANY" unless otherwise authorized by Company. Company reserves the right to reject and return any Payment for any reason. Broker-Dealer only has the authority to collect initial Payments unless otherwise specifically set forth in the applicable commission schedule attached hereto.

        (k)    Contract Names.    Each party shall notify the others promptly in writing of any and all allegations or claims by third parties of which it may become aware that the use of any Contract's name infringes any trademark or service mark, violates any property right of a third party, or violates or is contrary to any law, regulation, order, consent, or the like.

VIII. COMPANY AND/OR DISTRIBUTOR OBLIGATIONS

        (a)    Compliance.    During the term of this Agreement, Company and Distributor each agrees that, for each Contract marketed hereunder, it will take all actions which it is required to take in order to comply with all applicable federal and state laws and regulations and the rules and regulations of all applicable self-regulatory organizations. Company and Distributor each represents that the Contracts marketed hereunder, the prospectus for any Contract marketed hereunder, and all advertising or sales promotional material which it provides hereunder has been reviewed and approved by its legal and compliance personnel.

        (b)    Appointment of Registered Representatives.    Company, subject to its internal standards and procedures for insurance appointments, including its right to refuse an appointment for any reason, shall appoint Registered Representatives designated by Broker-Dealer. Company shall not terminate its appointment of any Registered Representative for non-production without prior written notice to Broker-Dealer.

        (c)    Prospectuses and Promotional Material.    Company and/or Distributor will provide Broker-Dealer with reasonable quantities of the currently effective prospectus for the Contracts and appropriate advertising or sales promotional material which has been filed with the NASD and applicable state insurance departments. The Distributor and/or Company shall maintain advertising or sales promotional materials on an up-to-date basis and shall notify Broker-Dealer when any such materials previously approved are withdrawn or are no longer accurate.

        "Advertising or sales promotional material" for the purpose of this Agreement shall include:

          (1)   printed and published material, audiovisual material, billboards and similar displays, descriptive literature used in direct mail, newspapers, magazines, radio and television scripts;

          (2)   descriptive literature and sales aids of all kinds including but not limited to circulars, leaflets, booklets, marketing guides, seminar material, computer print-outs, depictions, illustrations and form letters;

          (3)   material used for the training and education of Registered Representatives which is designed to be used or is used to induce the public to purchase or retain Contracts; and

          (4)   prepared sales talks, presentations and material for use by Registered Representatives.

        Any sales or promotional materials developed by one party and delivered to the other will be owned solely by the party that developed the materials.

        Any unused materials furnished by one party to the other shall always remain the property of the party who furnished such materials and shall be accounted for and returned to the owner on demand.

        (d)    Marketing Allowance.    Company shall calculate and pay to Broker-Dealer revenue sharing compensation in an amount equal to:

          (1)   .25% annually of the average daily account value of all Company variable annuity assets invested in the underlying W&R Target Funds for the Variable Annuity Products distributed by Broker-Dealer: and

          (2)   .25% annually of the average quarterly account value of all Company variable annuity assets invested in the Company's general account or the Company's "guaranteed term account" (as defined in the variable annuity contracts) for the Variable Annuity Products distributed by Broker-Dealer, provided, however, that such compensation shall not be paid on assets invested in the general account or guaranteed term account for periods during which Company credits on such assets the minimum rate of return guaranteed in the variable annuity contracts.

        The compensation provided for in (1) and (2) above shall be hereinafter collectively referred to as the "Marketing Allowance".

        Notwithstanding (1) and (2) above, no Marketing Allowance will be paid during annuitization (i.e. the payout phase) on variable annuity assets that are allocated by the contractholder to the fixed income immediate annuity option.

        The Marketing Allowance shall be paid by Company to Broker-Dealer quarterly and shall survive termination of this Agreement. Company agrees to provide Broker-Dealer, promptly upon request by Broker-Dealer, with records needed to verify the accuracy of the Marketing Allowance calculation.

        Broker-Dealer (and its Affiliates) agrees not to place the company at an economic disadvantage vis-i-vis the Nationwide Companies relative to the distribution of variable annuity contracts through Broker-Dealer. Broker-Dealer (and its Affiliates) agrees that the net value of compensation flowing between Broker-Dealer (and its Affiliates) and the Nationwide Companies, including but not limited to the marketing allowance, shall be at least equal, on a relative basis, to the net value of compensation flowing between Broker-Dealer (and its Affiliates) and the Company. In order to ensure the economic parity required by this Article VIII(d), Broker-Dealer shall provide Company with such relevant information as Company may reasonably request regarding compensation arrangements with the Nationwide Companies, if any, with respect to variable annuity contracts issued by the Nationwide Companies and distributed through Broker-Dealer.

        (e)    Other Compensation.    In addition to the Marketing Allowance payable pursuant to Paragraph VIII(d) above, Company will pay Broker-Dealer, or, if required by law, an Affiliated Agency in accordance with Article IX, as full compensation for all services rendered by Broker-Dealer or Affiliated Agency in connection with Contracts under this Agreement, commissions and/or service fees in the amounts, in the manner and for the period of time as set forth in the commission schedules attached to this Agreement as Schedule B and which are in effect as of the date commissions and/or service fees are earned on such Contracts.

        Company may change the commission schedules attached to this Agreement at any time upon at least thirty (30) days' prior written notice to Broker-Dealer and Broker-Dealer written consent. Such amended schedules will govern all subsequent commissions and/or service fees payable in connection with Contracts on or after the effective date of the amended schedules.

        Company will only compensate Broker-Dealer or Affiliated Agency for those applications accepted by Company and only after receipt of the required premium by the Company at Company's Home Office or at such other location as Company may designate from time to time for its various lines of business, except as otherwise agreed by the parties. Company will not compensate Broker-Dealer for any Contract which is tendered for redemption after acceptance of the application but prior to payment of compensation.

        Compensation to the Registered Representatives by Broker-Dealer or Affiliated Agency on Contracts solicited by the Registered Representatives and issued by Company will be governed by agreements between Broker-Dealer or Affiliated Agency and the Registered Representative. Any payment thereof will be the Broker-Dealer's or Affiliated Agencies' sole responsibility.

        If there is a change in the Registered Representative of record after the issue date of a Contract, any subsequent compensation payable in connection with such Contract will be governed by the compensation option elected by the Registered Representative of record at the time the Contract was issued.

        Upon termination of this Agreement for any reason, Company will only pay to Broker-Dealer or Affiliated Agency commissions or other compensation earned prior to the effective date of termination. No further commissions or other compensation, including trail compensation, shall thereafter be payable, except as provided in Paragraph VIII(d) above. Company shall not be obligated to pay any compensation related to Contracts if payment of such compensation by Company would result in violation of applicable law or regulation. If a Registered Representative is disqualified for failure of continued registration with the NASD or for failure to continue to hold any other required license or registration, Company shall not be liable to pay any commissions or other compensation in connection with Contracts sold by such Registered Representative if such payment would constitute a violation of NASD rules or other applicable laws or regulations.

        (f)    Economic Viability.    Company shall not be obligated to offer or to continue to offer a Variable Annuity Product if the Company concludes, in its sole discretion, that the economics of the Product do not meet any reasonable profitability standards established by the Company for similar products; provided, however, that the Company continues to provide sufficient resources to fulfill such product support and service level standards with respect to any in-force Variable Annuity Product, if any, as has been mutually agreed to by the parties in writing.

        (g)    Company or Distributor Required Forms.    Company and/or Distributor shall furnish Broker-Dealer with all applications and other forms required by regulation or by Company and/or Distributor for use in connection with the sale of the Contracts under this Agreement.

        (h)    Policy Information.    Company shall furnish or cause to be furnished to Broker-Dealer pending and in-force current customer data and policy information related to the Contracts.

        (i)    Software.    From time to time the Distributor and/or Company may develop and make available to Broker-Dealer computer software or related materials ("Software"), in magnetic, written or other form, to be used in connection with the sale of the Contracts. At the option of the Distributor and/or Company, Broker-Dealer or Affiliated Agency shall enter into a separate license agreement with Company and/or Distributor to allow Broker-Dealer or Affiliated Agency to use any such Software on such terms as may be agreed upon at the time. If no separate license agreement is entered into, Broker-Dealer and/or Affiliated Agency are hereby granted a limited, non-exclusive license to utilize such software under the terms provided with such Software by Company or Distributor.

IX.   PAYMENT TO INSURANCE AGENCY AFFILIATE

        (a)    Compliance with No-Action Letters.    Broker-Dealer and Affiliated Agency represent and warrant that they are in compliance with the terms and conditions of one or more no-action letters issued by the SEC with respect to compensation paid to an insurance agency associated with a registered broker-dealer where such insurance agency is not itself registered as a broker-dealer with the SEC. In reliance on such representation, Company agrees to pay compensation in connection with the Contracts, that would otherwise be payable to Broker-Dealer, to the Affiliated Agency that is properly state insurance licensed. Company shall pay compensation to Affiliate hereunder only with respect to Contracts sold in states in which Affiliated Agency holds appropriate insurance licenses. Broker-Dealer and Affiliated Agency represent and warrant that any compensation payable by Company in connection with the Contracts shall be distributed by Affiliated Agency only to duly licensed and properly appointed Registered Representatives.

        (b)    Evidence of Compliance.    Upon request by Company or Distributor, Affiliated Agency shall provide evidence of its insurance licenses in the states in which it is so licensed. Broker-Dealer and Affiliate shall notify Distributor immediately in writing if Broker-Dealer and/or Affiliated Agency fail to comply with any such terms and conditions and shall take such measures as may be necessary to comply with any such terms and conditions.

X. TERM AND TERMINATION

        (a)    Term.    The initial term of this Agreement shall end on October 20, 2008. Thereafter, this Agreement shall automatically renew for subsequent one (1) year terms unless terminated as provided herein.

        (b)    Termination at Expiration of Term.    Any party may terminate this Agreement at the end of the initial term or any subsequent term by providing written notice of termination to the other parties at least one hundred eighty (180) days prior to the end of such term.

        (c)    Termination at Other Times.    This Agreement may be terminated at any time upon delivery by the party terminating this Agreement to the other parties of a written notice of such termination, except as otherwise provided, under the following circumstances:

          (1)   By the mutual written consent of the parties.

          (2)   By Company and Distributor, on the one hand, or by Broker-Dealer, on the other hand, if any of the representations and warranties by Broker-Dealer (in the case of termination by Company and Distributor) or by Company and Distributor (in the case of termination by Broker-Dealer), as applicable, set forth in this Agreement, shall be materially incorrect when made or have become materially incorrect thereafter, and the event or circumstance giving rise to such material incorrectness (if curable) is not cured within 30 days following receipt by the breaching party of written notice of such event or circumstance.

          (3)   By Company and Distributor, on the one hand, or by Broker-Dealer, on the other hand, if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Broker-Dealer (in the case of termination by Company and Distributor) or on the part of Company or Distributor (in the case of termination by Broker-Dealer), which breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach.

          (4)   By Company and Distributor or by Broker-Dealer in the event the separate Strategic Alliance Agreement, dated April 23, 2003, between Company and Distributor, and certain of their affiliates, and Broker-Dealer, and certain of its affiliates, is terminated.

          (5)   By any party if another party makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due; or a trustee, receiver or liquidator of such other party or of any substantial part of its assets is appointed, and if appointed in a proceeding brought against such other party, such other party approves, consents to or acquiesces in such appointment, or such trustee, receiver or liquidator is not discharged within sixty (60) days; or any proceedings are commenced by or against such other party under any bankruptcy, reorganization, dissolution, liquidation or supervision law or statute of the United States government or any state government.

          (6)   Automatically, and without notice, if Broker-Dealer is disqualified for continued membership with the NASD or registration with the SEC.

          (7)   By Company and Distributor, on one hand, or by Broker-Dealer, on the other hand, if Broker-Dealer (in the case of termination by Company and Distributor) or Company or Distributor (in the case of termination by Broker-Dealer) (A) materially violates applicable state insurance or federal securities laws, rules or regulations, or rules or regulations of a self-regulatory agency or organization, or (B) commits fraud or gross negligence in the performance of any duties imposed by this Agreement or wrongfully withholds or misappropriates funds of the other party or purchasers, or applicants for the purchase, of Contracts.

        (d)    Acceleration of Indebtedness.    The parties agree that on termination of this Agreement, any outstanding indebtedness to Company, Distributor, Broker-Dealer and/or an Affiliated Agency shall become immediately due and payable.

        (e)    Provisions Surviving Termination.    Articles III (limited to a continuing appointment solely for the purpose of servicing existing Contracts after termination), VIII(d), XI and XII shall survive the termination of this Agreement.

XI.   INDEMNIFICATION

        (a)    Indemnity Definitions.    The following definitions shall apply for purposes of any claim or obligation under this Article XI:

        "Claim" means any civil, administrative and/or criminal action, claim, suit, and/or legal proceeding of any kind that is brought against an Indemnitee by a third party (the "Claimant") unaffiliated with such Indemnitee which arises out of, is based upon, or otherwise relates to: (1) any breach of any representation, warranty, covenant, agreement or other obligation of an Indemnitor contained in this Agreement by an Indemnitor; (2) a violation of state and/or federal securities or insurance laws, regulations or rules by an Indemnitor; or (3) negligent action or inaction by an Indemnitor.

        "Costs" means any damages, settlements, judgments, losses, expenses, interest, penalties, reasonable legal fees and disbursements (including without limitation fees and costs for investigators, expert witnesses and other litigation advisors) and other costs incurred by an Indemnitee to investigate, defend or settle a Claim, except that no settlement payments shall be included in Costs unless the applicable Indemnitor has given its prior express written consent to the settlement, which consent shall not be unreasonably withheld. Costs shall not include any expenses for any investigation or defense of a Claim incurred by Indemnitee after the date on which Indemnitor gives notice of its election to assume the defense of such Claim.

        (b)    Parties' Liability.    Each party to this Agreement shall be liable to and shall indemnify the other parties under this Article XI as follows:

          (1)   Broker-Dealer and/or Affiliated Agency shall indemnify Distributor and Company and each of their respective directors, officers, and employees, for any Costs sustained by Company or the Distributor (including reasonable attorneys' fees) on account of, arising out of, based upon, or otherwise relating to: (A) any breach of any representation, warranty, covenant, agreement or other obligation of Broker-Dealer and/or Affiliated Agency contained in this Agreement; (B) a violation of state and/or federal securities or insurance laws, regulations or rules, or the rules and regulations of any applicable self-regulatory organizations by Broker-Dealer, any Registered Representative, or any Affiliated Agency; (C) negligent action or inaction by Broker-Dealer and/or Affiliated Agency; or (D) any negligent or intentionally wrongful acts or omissions by persons employed or appointed by Broker-Dealer and/or Affiliated Agency, including any Registered Representative. In any of the foregoing cases Broker-Dealer and/or Affiliated Agency shall be an "Indemnitor" as such term is used in this Agreement and each of the Distributor and the Company, and each of their directors, officers and employees, as applicable, shall be an "Indemnitee" as such term is used in this Agreement.

          (2)   Distributor shall indemnify Broker-Dealer and/or Affiliated Agency, and its directors, officers, and employees, for any Costs sustained by Broker-Dealer and/or Affiliated Agency (including reasonable attomeys' fees) on account of, arising out of, based upon, or otherwise relating to: (A) any breach of any representation, warranty, covenant, agreement or other obligation of Distributor contained in this Agreement; (B) a violation of state and/or federal securities or insurance laws, regulations or rules, or the rules and regulations of any applicable self-regulatory organizations by Distributor; (C) negligent action or inaction by Distributor; or (D) any negligent or intentionally wrongful acts or omissions of Distributor's employees. In any of the foregoing cases Distributor shall be an "Indemnitor" as such term is used in this Agreement and Broker- Dealer and/or Affiliated Agency, and each of its directors, officers and employees, as applicable, shall be an "Indemnitee" as such term is used in this Agreement.

          (3)   Company shall indemnify Broker-Dealer and/or Affiliated Agency, and its directors, officers, and employees, for any Costs sustained by Broker-Dealer and/or Affiliated Agency (including reasonable attorneys' fees) on account of, arising out of, based upon, or otherwise relating to: (A) any breach of any representation, warranty, covenant, agreement or other obligation of Company contained in this Agreement; (B) a violation of state and/or federal securities or insurance laws, regulations or rules, or the rules and regulations of any applicable self-regulatory organizations by Company; (C) negligent action or inaction by Company; or (D) any negligent or intentionally wrongful acts or omissions of Company's employees. In any of the foregoing cases Company shall be an "Indemnitor" as such term is used in this Agreement and Broker-Dealer and/or Affiliate, and each of its directors, officers and employees, as applicable, shall be an "Indemnitee" as such term is used in this Agreement.

        (c)    Indemnification Claim Notice and Case Management.    In the event that any Claim is brought against any Indemnitee that might require indemnification from Indemnitors, the Indemnitee promptly shall give notice thereof to each of the Indemnitors. At any time after such notice, any Indemnitor may deliver to the

Indemnitee its written acknowledgement that Indemnitee is entitled to indemnification under this Article XI for all Costs associated with the Claim. The Indemnitors shall thereafter be entitled to assume the defense of the Claim and shall bear all expenses associated therewith, including without limitation, payment on a current basis of all previous Costs incurred by the Indemnitee in relation to the Claim from the date the Claim was brought. After notice from any Indemnitor to the Indemnitee of an election to assume the defense of any Claim, the Indemnitee shall not be liable to the Indemnitors for any Costs related to the Claim. Until such time as Indemnitee receives notice of an Indemnitor's election to assume the defense of any Claim, Indemnitee may defend itself against the Claim and may hire counsel and other experts of its choice and Indemnitors, jointly and severally, shall be liable for payment of counsel and other expert fees on a current basis as the same are billed.

        (d)    Cooperation and Updates.    To the extent that an Indemnitee makes a claim for indemnification against an Indemnitor, Indemnitee and Indemnitor shall each give the other reasonable access during normal business hours to its books, records and employees and those books, records and employees within its control in connection with the Claim for which indemnification is sought hereunder and shall otherwise cooperate with one another in the defense of any such Claim. Regardless of which party defends a particular Claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, but in any event within five (5) business days after such development. In no event shall either Indemnitor or Indemnitee be required to divulge any privileged information

        (e)    Settlement.    If an Indemnitee is defending a Claim and: (1) a settlement proposal is made by the Claimant, or (2) the Indemnitee desires to present a settlement proposal to the Claimant, then the Indemnitee promptly shall notify the Indemnitors of such settlement proposal together with its counsel's recommendation and shall request the consent of Indemnitor(s). Indemnitee, in making such request, shall make available complete access, during normal business hours, to any and all discovery up to the date of such request. If the Indemnitee desires to enter into the settlement and less than all of the Indemnitors consent within five (5) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then Indemnitors, from the time they fail to consent forward, shall defend the Claim and shall further indemnify the Indemnitees for all Costs associated with the Claim which are in excess of the proposed settlement amount even if the same were not originally covered under this Article XI. If an Indemnitor is defending a Claim and a settlement requires an admission of liability by Indemnitee or would require Indemnitee to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise), Indemnitor may agree to such settlement only after obtaining the express, written consent of Indemnitee.

        (f)    Indemnification Disputes.    In the event that there is a dispute between an Indemnitee and an Indemnitor over whether the Indemnitor is liable for a Claim, then:

          (1)   Indemnitee shall defend the Claim in accordance with the provisions of Article XI hereof in the same manner and under the same terms as though there were no dispute and Indemnitor had failed to elect to defend the Claim itself and Indemnitee shall have the right to settle such Claim pursuant to Article XI hereof;

          (2)   In addition, Indemnitor must advise Indemnitee of such a dispute and the reasons therefore, in writing, within thirty (30) days after the Claim is first tendered to Indemnitor, unless the Indemnitee and Indemnitor mutually agree, in writing, to extend the time; and

          (3)   The Indemnitee and the Indemnitor shall use good faith efforts to resolve any dispute as to Indemnitor's indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying Claim brought by the Claimant, before a court of competent jurisdiction. No finding or judgment in any litigation on the underlying Claim, except for Cost amounts, shall be given any weight in the court proceedings on the indemnification issue. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred 30 days from the commencement of the same unless such time period is extended by the written mutual agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs and expenses. From and after the date on which responsibility for a disputed indemnity Claim is resolved: (A) Indemnitor shall continue to pay all Costs that are determined by the parties or the court, as the case may be, to be allocable to any such Claim which is determined to be a Claim subject to indemnity, and (B) Indemnitee shall (i) pay all future Costs that are determined by the parties or the court, as the case may be, to be allocable to any such Claim which is determined to be a Claim not subject to indemnity and (ii) reimburse Indemnitor for all Costs previously paid by Indemnitor which are allocable to such Claim determined to be a claim not subject to indemnity.

XII. GENERAL PROVISIONS

        (a) Complaints and Investigations.

          (1)    Obligations of Broker-Dealer and/or Affiliated Agencies.    Broker-Dealer and/or Affiliate(s) agree to notify Company immediately of any Contract owner complaints or disciplinary proceedings against Broker-Dealer, Affiliated Agency(ies) or any Registered Representatives relating to the Contracts or any threatened or filed arbitration action or civil litigation arising out of solicitation or servicing of the Contracts. Broker-Dealer and Affiliated Agency shall also promptly and diligently investigate all complaints from customers or prospective customers relating to the conduct of business by Broker-Dealer, Affiliated Agency or any Registered Representative in connection with the Contracts or the performance of this Agreement. Additionally, Broker-Dealer and Affiliated Agency(ies) shall promptly forward to Company and Distributor at its Home Office, by certified mail, any notice of claim, any legal process or notice of claims served on Broker-Dealer or Affiliated Agency(ies) in a suit or proceeding against Broker-Dealer or Affiliated Agency(ies) arising out of the conduct of business under this Agreement.

          Broker-Dealer and Affiliated Agency(ies) shall cooperate with Company and Distributor in (1) investigating and responding to any customer complaint, attorney demand, or inquiry from state insurance departments or other regulatory agencies or legislative bodies received by Company or Distributor, and (2) any settlement or trial of any actions involving Company or Distributor, where such complaint, demand, inquiry or action arises in any respect out of the conduct of business under this Agreement.

          Any response by Broker-Dealer or Affiliated Agency(ies) to an individual Contract owner complaint arising out of the conduct of business under this Agreement that references, implies or suggests any material deficiency or omission, or breach of duty by Company or Distributor, must be sent to Company or Distributor, as applicable, for their approval before being sent to the Contract owner. Such responses to Contract owner complaints must be sent to Company or Distributor, as applicable, not less than five (5) business days before being sent to the Contract owner, except that if a more prompt response is required, the proposed response may be communicated to Company or Distributor by telephone, facsimile or in person.

          Failure to comply with Company's or Distributor's procedures for notification, investigation and response to Contract owner complaints by Broker-Dealer, Affiliated Agency(ies), or any Registered Representatives may be grounds for immediate termination of this Agreement.

          (2)    Obligations of Company and Distributor.    Company and Distributor agree to notify Broker-Dealer and Affiliated Agencies immediately of any Contract owner complaints against Broker-Dealer, any Registered Representative or any Affiliated Agency relating to the Contracts, and of any disciplinary proceedings against Company or Distributor relating to the Contracts or any threatened or filed arbitration action or civil litigation arising out of solicitation or servicing of the Contracts. Upon written request by Broker-Dealer, Company and Distributor shall provide Broker-Dealer with a report of all Contract owner complaints relating to the Contracts received by Company or Distributor during the twelve (12) months prior to such request. Company and Distributor shall also promptly and diligently investigate all complaints from customers or prospective customers relating to the conduct of business by Company and Distributor in connection with the Contracts or the performance of this Agreement. Additionally, Company and Distributor shall promptly forward to Broker-Dealer at its Home Office, by certified mail, any notice of claim, any legal process or notice of claims served on Company or Distributor in a suit or proceeding against Company or Distributor arising out of the conduct of business under this Agreement.

          Company and Distributor shall cooperate with Broker-Dealer and Affiliated Agencies in (1) investigating and responding to any customer complaint, attorney demand, or inquiry from state insurance departments or other regulatory agencies or legislative bodies received by Broker-Dealer or an Affiliated Agency, and (2) any settlement or trial of any actions involving Broker-Dealer or an Affiliated Agency, where such complaint, demand, inquiry or action arises in any respect out of the conduct of business under this Agreement.

          Any response by Company or Distributor to an individual Contract owner complaint arising out of the conduct of business under this Agreement that references, implies or suggests any material deficiency or omission, or breach of duty by Broker-Dealer or an Affiliated Agency, must be sent to Broker-Dealer or that Affiliated Agency, as applicable, for their approval before being sent to the Contract owner. Such responses to Contract owner complaints must be sent to Broker-Dealer or Affiliated Agency, as applicable, not less than five (5) business days before being sent to the Contract owner, except that if a more prompt response is required, the proposed response may be communicated to Broker-Dealer or Affiliated Agency by telephone, facsimile or in person.

        (b)    Waiver.    The failure of any party hereto to enforce any provisions of this Agreement shall not constitute a waiver of any such provision. The past waiver of a provision by any party hereto shall not constitute a course of conduct or a waiver in the future of that same provision.

        (c)    Assignment.    No assignment of this Agreement, or commissions payable hereunder shall be valid unless authorized in writing by each of the non-assigning parties. Every assignment should be subject to any indebtedness and obligation of the assigning party that may be due or become due to non-assigning parties and any applicable state insurance regulations pertaining to such assignments.

        (d)    Prior Agreements.    This Agreement terminates all previous agreements, if any, between Company, Distributor, Broker-Dealer and any Affiliated Agency with respect to the Contracts, exclusive of the Strategic Alliance Agreement described in Article X(c)(4). However, the execution of this Agreement shall not affect any obligations which have already accrued under any prior agreement.

        (e)    Amendment.    All amendments to this Agreement or its Schedules shall be in writing. The foregoing provision notwithstanding, Company and Distributor reserve the right to amend this Agreement and the Schedules hereto at any time, and Broker-Dealer and each Affiliated Agency hereby agrees that its submission of an application to purchase a Contract after written notice of any such amendment has been sent to Broker-Dealer or Affiliated Agency shall constitute Broker-Dealer's or Affiliated Agency's agreement to such amendment.

        (f)    Right to Discontinue Contracts.    Company reserves the right to modify, change or discontinue offering any Contract at any time in any jurisdiction.

        (g)    Severability.    The provisions of this Agreement are severable. Should any provision of this Agreement be held unenforceable, those provisions not affected by such determination shall remain in full force and effect.

        (h)    Headings.    The headings in this Agreement are for reference purposes only and shall not be deemed part of this Agreement or affect its meaning or interpretation.

        (i)    Notice.    All notices sent under this Agreement shall be given in writing, and shall be delivered personally, or sent by fax, or by a nationally-recognized overnight courier, postage prepaid. All such notices shall be deemed to have been duly given when so delivered personally or sent by fax, with receipt confirmed, or one (1) business day after the date of deposit with such nationally-recognized overnight courier. Unless otherwise provided for herein, all such notices to Company or Distributor shall be delivered to:

Minnesota Life Insurance Company 400 Robert Street North St. Paul, MN 55101 Attention: General Counsel Fax: 651-665-3853	Securian Financial Services, Inc. 400 Robert Street North St. Paul, MN 55101 Attention: Raymond Hessling Fax: 651-665-3565

        All such notices to Broker-Dealer or Affiliated Agency shall be delivered to their respective addresses listed on the execution page of this Agreement, or such other address as Broker-Dealer or Affiliated Agency may have furnished in writing to Company and Distributor in accordance herewith.

        (j)    Confidentiality.    Each party hereto represents and warrants that it (1) is and will remain in compliance with all privacy laws, rules and regulations applicable to the offer and sale of the Contracts and the performance of this Agreement, including but not limited to the Gramm-Leach-Bliley Act of 1999 and any regulations promulgated thereunder, and (2) has designed and implemented an information security program reasonably designed to safeguard customer and other confidential information in a manner consistent with such privacy laws, rules and regulations.

        Company, Distributor, Broker-Dealer and any Affiliated Agency each agree that all nonpublic personal information, including names, addresses and other customer or consumer specific data, and any other information received by any party related to an owner or prospective owner of a Contract ("Confidential Information") shall remain confidential and shall not be disclosed to any third party except for the limited purposes of carrying out its obligations under this Agreement, including the administration and servicing of the Contracts, or unless such Confidential Information is required to be disclosed by any regulatory authority or court of competent jurisdiction. Furthermore, except as provided above, such Confidential Information shall not be used by the party to whose attention it has come, or by any person or entity affiliated with such party, without the prior written consent of the other party for any purpose whatsoever. Each party hereto also agrees that it shall not solicit directly any customers of another party hereto whose names constitute Confidential Information pursuant to this Section.

        The obligations of confidentiality in this Section shall not apply to any information which a party rightfully has in its possession when disclosed to it by the other party, information which a party independently develops, information which is or becomes known to the public other than by breach of this Section or information rightfully received by a party from a third party without the obligation of confidentiality.

        This Section shall survive termination of this Agreement for a period of two (2) years.

        (k)    Litigation.    Each party hereto shall inform the other parties hereto of any legal proceedings brought against any third party directly relating to the Contracts marketed or services rendered under this Agreement within fifteen (15) days of the commencement of such proceedings.

        (l)    Choice of Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, exclusive of conflicts of law principles.

        (m)    Offset.    Broker-Dealer and any Affiliate expressly authorize Company or Distributor to deduct from any monies due under this Agreement every indebtedness or obligation of Broker-Dealer or Affiliated Agency to Company, Distributor or to any affiliates of Company or Distributor under this Agreement.

        By executing this Agreement, each party hereto acknowledges that it has read this Agreement in its entirety and is in agreement with the terms and conditions outlining the rights of Distributor, Company, Broker-Dealer and Affiliated Agencies under this Agreement.

        IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the first above-written date.

BROKER-DEALER:

Waddell & Reed, Inc. (Name)	913-236-2379 (FAX Number)

6300 Lamar Avenue (Street Address)	43-1235675 (Tax Identification Number)

Overland Park KS 66202 (City) (State) (Zip)	866 (NASD CRD Number)
By	/s/ THOMAS W. BUTCH
(Signature)
Name (Print)	THOMAS W. BUTCH
Title	Executive Vice President	Date:	December 23, 2003

Securian Financial Services, Inc.

By	/s/ GEORGE I. CONNOLLY (Signature)
Name (Print)	GEORGE I. CONNOLLY
Title	President	Date:	December 23, 2003
Minnesota Life Insurance Company

By	/s/ BRETTY N. BROST
(Signature)
Name (Print)	BETTY N. BROST

Title	Second Vice President	Date:	December 12, 2003
Name (Print)	Betty N. Brost
Title	Second Vice President	Date:	December 12, 2003

AFFILIATE No. 1:

W & R Insurance Agency, Inc. (Name)	913-236-2379 (FAX Number)

6300 Lamar Ave. (Street Address)	FEIN #43-1357226 (Tax Identification Number)

Overland Park KS (City) (State) (Zip)	Various (State in Which Licensed)
By	/s/ JOHN E. SUNDEEN, JR.
(Signature)
Name (Print)	John E. Sundeen, Jr.
Title	Treasurer	Date:	December 23, 2003

AFFILIATE No. 2:

W & R Insurance Agency of Alabama, Inc. (Name)	913-236-2379 (FAX Number)

6300 Lamar Ave. (Street Address)	FEIN # 43-1362867 (Tax Identification Number)

Overland Park KS (City) (State) (Zip)	Alabama (State in Which Licensed)
By	/s/ JOHN E. SUNDEEN, JR.
(Signature)
Name (Print)	JOHN E. SUNDEEN, JR.
Title	Treasurer	Date:	December 23, 2003

AFFILIATE No. 3:

W & R Insurance Agency of Arkansas, Inc. (Name)	913-236-2379 (FAX Number)

6300 Lamar Ave. (Street Address)	FEIN # 43-1362862 (Tax Identification Number)

Overland Park KS (City) (State) (Zip)	Arkansas (State in Which Licensed)
By	/s/ JOHN E. SUNDEEN, JR.
(Signature)
Name (Print)	John E. Sundeen, Jr.
Title	Treasurer	Date:	December 23, 2003

AFFILIATE No. 4:

W & R Insurance Agency of Montana, Inc. (Name)	913-236-2379 (FAX Number)

6300 Lamar Ave. (Street Address)	FEIN # 43-1362864 (Tax Identification Number)

Overland Park KS (City) (State) (Zip)	Montana (State in Which Licensed)
By	/s/ JOHN E. SUNDEEN, JR.
(Signature)
Name (Print)	JOHN E. SUNDEEN, JR.
Title	Treasurer	Date:	December 23, 2003

AFFILIATE No. 5:

W & R Insurance Agency of Nevada, Inc. (Name)	913-236-2379 (FAX Number)

6300 Lamar Ave. (Street Address)	FEIN # 43-1362868 (Tax Identification Number)

Overland Park KS (City) (State) (Zip)	Nevada (State in Which Licensed)
By	/s/ JOHN E. SUNDEEN, JR.
(Signature)
Name (Print)	JOHN E. SUNDEEN, JR.
Title	Treasurer	Date:	December 23, 2003

AFFILIATE No. 6:

W & R Insurance Agency of Utah, Inc. (Name)	913-236-2379 (FAX Number)

6300 Lamar Ave. (Street Address)	FEIN # 43-1362871 (Tax Identification Number)

Overland Park KS (City) (State) (Zip)	Utah (State in Which Licensed)
By	/s/ JOHN E. SUNDEEN, JR.
(Signature)
Name (Print)	JOHN E. SUNDEEN, JR.
Title	Treasurer	Date:	December 23, 2003

AFFILIATE No. 7:

W & R Insurance Agency of Wyoming, Inc. (Name)	913-236-2379 (FAX Number)

6300 Lamar Ave. (Street Address)	FEIN # 43-1362874 (Tax Identification Number)

Overland Park KS (City) (State) (Zip)	Wyoming (State in Which Licensed)
By	/s/ JOHN E. SUNDEEN, JR.
(Signature)
Name (Print)	John E. Sundeen, Jr.
Title	Treasurer	Date:	December 23, 2003

AFFILIATE No. 8:

W & R Insurance Agency of Texas, Inc. (Name)	913-236-2379 (FAX Number)

6300 Lamar Ave. (Street Address)	FEIN # 76-0662675 (Tax Identification Number)

Overland Park KS (City) (State) (Zip)	Texas (State in Which Licensed)
By	/s/ MARGERY S. WEBBER
(Signature)
Name (Print)	Margery S. Webber
Title	Vice President	Date:	December 23, 2003

AFFILIATE No. 9:

Unicon Agency, Inc. (Name)	913-236-2379 (FAX Number)

6300 Lamar Ave. (Street Address)	FEIN # 11-2312557 (Tax Identification Number)

Overland Park KS (City) (State) (Zip)	New York (State in Which Licensed)
By	/s/ JOHN E. SUNDEEN, JR.
(Signature)
Name (Print)	JOHN E. SUNDEEN, JR.
Title	Treasurer	Date:	December 23, 2003

AFFILIATE No. 10:

Unicon Insurance Agency of Massachusetts, Inc. (Name)	913-236-2379 (FAX Number)

6300 Lamar Ave. (Street Address)	FEIN # 74-2886674 (Tax Identification Number)

Overland Park KS (City) (State) (Zip)	Massachusetts (State in Which Licensed)
By	/s/ JOHN E. SUNDEEN, JR.
(Signature)
Name (Print)	JOHN E. SUNDEEN, JR.
Title	Treasurer	Date:	December 23, 2003

Exhibit 10.4

SCHEDULE A

        The variable products covered by this Agreement shall include the following:

  1.
  Variable Annuity Products

      variable deferred annuity products
      variable immediate annuity products*

  2.
  Variable Life Insurance Products**

      variable adjustable life products
      variable universal life products

*
At the time of execution of this Agreement, Broker-Dealer is not yet authorized to solicit sales of "stand alone" (i.e. not tied to a variable deferred annuity) variable immediate annuity products. The parties may, by mutual agreement, develop a "private label" variable immediate annuity contract, which will offer W&R Target Funds as underlying investment options as well as a fixed income investment option utilizing the Company's general account and guaranteed term account. In such case, the variable immediate annuity contract shall be considered one of the "Contracts", as defined in this Agreement.

**
At the time of execution of this Agreement, Broker-Dealer is not yet authorized to solicit sales of the listed variable life products. Pursuant to paragraph I(b) and II(b), Company and Distributor may send separate, written notice to Broker-Dealer authorizing it to solicit sales for one or more of the listed variable life products. In such case, the life products described in such notice shall be considered "Contracts", as defined in this Agreement.

Exhibit 10.4

Schedule B
Schedule of Dealer Compensation

I.    Waddell & Reed Proprietary Variable Annuities.

        During the term of this Agreement, Broker-Dealer shall receive the Commissions and other compensation described below for variable annuity contracts sold pursuant to this Agreement. Trail commissions, if any, will be paid provided a Registered Representative of the Broker-Dealer appointed by Company continues to service the contract to the satisfaction of the Company.

  A.
  Commissions for amounts paid to the Company by deferred annuity contractholders ("Purchase Payments"):

    Registered Representatives will have the option of selecting one of the commission options described below for each contract, unless Broker-Dealer requires a single commission schedule for all contracts by checking the box for that commission schedule. If both options are available, the commission option elected by the Registered Representative must be indicated on the application. If Purchase Payments of less than $25.00 are applied to a contract, no commission will be paid.

    Commission Schedule 1 (all up front)

Owner attained age at time Purchase Payment received*	Commission as a percentage of Purchase Payment	Annual trail commission as a percentage of Variable Contract Value**
<81	6.50%	0%
81-85	3.25%	0%
86-90	1.625%	0%

    Commission Schedule 2 (up-front with trail)

Owner attained age at time Purchase Payment received*	Commission as a percentage of Purchase Payment	Annual trail commission as a percentage of Variable Contract Value**
<81	5.25%	0.25%
81-85	2.625%	0.25%
86-90	1.3125%	0.25%

*
If there is more than one owner, the age of the oldest owner is applied.

**
"Variable Contract Value" means the accumulated value in the Target Funds as of the last business day of the calendar month. Trail commissions will continue to be paid on a particular contract until the contract is surrendered or annuity benefits begin under an annuity payment option. Trail commissions will be paid monthly beginning with the end of the first calendar month following a contract's issue.

B.
Commissions for immediate annuity Purchase Payments (annuity payments from a deferred annuity contract begin within 12 months of contract issue):

Oldest annuitant's attained age at time	Commission as a percentage of amount annuitized
<81	3.00%
81-85	1.50%
86-90	0.75%

  C.
  Commissions for annuitization of a deferred annuity:

    If the contract is annuitized after the eighth (8th) contract anniversary, the Company will pay a commission in an amount equal to the immediate annuity commission rate applied to the amount annuitized less any Purchase Payments received within two (2) years of annuitization.

  D.
  Commission chargebacks

  A.
  At Surrender:

  1.
  If the contract is less than 12 months old, 100% commission chargeback.

  2.
  If the contract is at least one year old but less than two years, 50% commission chargeback.

  B.
  At death:

      No chargeback.

    C.
    At annuitization of a deferred contract within 24 months of issue:

      A chargeback will be applied equal to the difference between the commission paid as a deferred annuity and what would be paid as an immediate annuity.

  E.
  Internal exchanges

  Company reserves the right to reduce or eliminate commissions that would otherwise result from the internal exchange of Minnesota Life contracts already in force.

  F.
  Commission adjustment balance

  If after all commission adjustments have been made, a balance is due the Company, a charge-back equal to the outstanding balance will be made against future commission payments, until all negative amounts have been recovered.

  G.
  Reassignment of contracts

  At the request of Broker-Dealer, the Company shall reassign contracts sold through the Broker-Dealer to Registered Representatives designated by the Broker-Dealer, provided such Registered Representatives are appointed as agents of the Company.

II.    Other Products

  Commissions on other products, including variable life products, shall be set by mutual agreement of the parties prior to the commencement of sales of each product.

III.    Changes

  Changes to commission schedules shall be made by mutual agreement of the parties.

B-2

QuickLinks

SCHEDULE A
Schedule B Schedule of Dealer Compensation